Exhibit 5.1

Parr Brown Gee & Loveless
185 South State Street, Suite 800
Salt Lake City, UT 84111
Firm No: (801) 532-7840
Facsimile: (801) 532-7750

August 24, 2010

Merit Medical Systems, Inc.

1600 West Merit Parkway

South Jordan, Utah  84095

Ladies and Gentlemen:

We have acted as special counsel to Merit Medical Systems, Inc., a Utah corporation (the “Company”), in connection with the filing on August 24, 2010 with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of the following securities:

(i)                  shares of common stock, no par value, of the Company (the “Common Stock”);

(ii)               one or more series of debt securities of the Company, which may be senior, senior subordinated or subordinated debt securities (the “Debt Securities”);

(iii)            warrants to purchase Common Stock or Debt Securities (the “Warrants”); and

(iv)           units comprised of one or more Debt Securities, shares of Common Stock or Warrants in any combination (the “Units”).

The Common Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”  The Securities shall include any additional amounts of such securities registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.  The maximum public offering price of the Securities being registered is $125,000,000.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the Company, the contents of the Registration Statement, the base prospectus (the “Prospectus”) or any supplements to the Prospectus (each, a “Prospectus Supplement”), other than as expressly stated herein with respect to the issuance of the Securities.  This opinion is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose.

In connection with rendering the opinions set forth below, we have examined (a) the Registration Statement, including the exhibits filed therewith; (b) the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”); (c) the Bylaws of the Company, as amended through the date hereof; and (d) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”).  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, and have considered such matters of law and fact, in each case we have deemed appropriate to render the opinions contained herein.  With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

In rendering the opinions set forth below, and with your consent, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (vi) a Prospectus Supplement will have been prepared and filed with the Commission describing all Securities offered thereby and will comply with all applicable laws; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; (x) the certificates representing the Securities will be duly executed and delivered; (xi) if the holders of Debt Securities are granted rights to inspect the corporate books and records of the Company and to vote in the election of directors or any matters on which shareholders of the Company may vote, such rights are set forth in the Articles of Incorporation, as then amended, or the Articles of Incorporation, as then amended, grant to the Board of Directors the power to confer such voting or inspection rights and the Board of Directors has conferred such rights; (xii) the Board of Directors, or any duly authorized committee thereof, shall not have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; and (xii) the Company shall remain at all times a corporation incorporated under the laws of the State of Utah.  We have not verified any of the foregoing assumptions.

We have been advised by the Company that:

1. The Debt Securities may be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, which indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2. The particular terms of any Debt Securities will be set forth in a Prospectus Supplement forming a part of the Registration Statement;

3. Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a financial institution as warrant agent or directly issued by the Company to the purchasers of such Warrants (in each case, a “Warrant Agreement”). Each Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants will be set forth in a Prospectus Supplement forming a part of the Registration Statement; and

4. Units may be issued pursuant to a unit agreement to be entered into between the Company and a financial institution as unit agent or directly issued by the Company to the purchasers of such Units (in each case, a “Unit Agreement”). Each Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a Prospectus Supplement forming a part of the Registration Statement.

The opinions expressed in this letter are limited to (i) the federal laws of the United States; (ii) the Utah Revised Business Corporation Act, as amended (the “URBC”), including all applicable provisions of the Utah Constitution and reported judicial decisions interpreting the URBC.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.               When (i) an issuance of Common Stock has been duly authorized and approved by all necessary corporate action of the Company, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates for the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of consideration that the Board of Directors, or a duly authorized committee thereof, determines as adequate, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and non-assessable.

2.               Assuming the terms of such Debt Securities have been duly established in accordance with the indenture pursuant to which the Debt Securities are to be issued (together with any applicable supplement thereto, the “Indenture”), and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (a) the terms and the execution and delivery of the Indenture and the Debt Securities, and the issuance and sale of the Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (b) the Indenture has been duly executed and delivered by the Company and the trustee to be named in the Prospectus Supplement relating to the offering of the Debt Securities (the “Debt Trustee”) and constitutes the legally valid and binding obligation of the Debt Trustee; (c) the Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (d) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and in accordance with the Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

3.               Assuming the terms of such Warrants have been duly established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; and (ii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and in accordance with the terms of any applicable agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

4.               Assuming the terms of such Units have been duly established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Units in exchange for consideration that the Board of Directors or such committee determines as adequate (“Unit Authorizing Resolutions”), and all other necessary corporate action on the part of the Company to duly authorize the issuance of such Units has been taken, which include the terms upon which the Units are to be issued, their form and content and the consideration for which the Units and any securities issuable upon exercise of any Warrants included in the Units are to be issued, (ii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement and the Unit Authorizing Resolutions, (iv) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Unit Authorizing Resolutions and the Unit Agreement, and (v) the Company has received the consideration provided for in the applicable Unit Authorizing Resolutions, the Units offered under the Registration Statement will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We express no opinion concerning (i) the validity or enforceability of any provisions contained in Indentures,  Warrant Agreements, Units Agreements or instruments evidencing the Securities that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) any securities (other than shares of Common Stock) into which the Debt Securities, the Warrants, or any other securities comprising the Units may be convertible or exercisable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ Parr Brown Gee & Loveless

Parr Brown Gee & Loveless
a professional corporation